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Equus Total Return, Inc. Provides Financing for

Clean Portable Power Company

HOUSTON, TX - August 4, 2008 - Equus Total Return, Inc. (NYSE: EQS) (the "Fund") has signed a financing agreement with Trulite, Inc., ("Trulite") a Houston-based Delaware corporation, to provide working capital for commercialization and future growth opportunities.

Trulite is a leader in safe, clean, affordable, portable hybrid power generation products that are also user friendly. The company's flagship product, the KH4 generator, is capable of filling existing critical power voids in the 50W through 250W power markets. The KH4 is being launched in the marketplace, and plans to fill clean power needs up to 5KW with other products that are currently in development.

The KH4 is a quiet, lightweight, compact and clean power machine. It can operate safely indoors and outdoors and weighs in at slightly over 20 lbs. Powered by dry sodium borohydride, an affordable, transportable, replaceable and safe fuel source, it is clean before, during and after use. Trulite believes the KH4 is well-positioned to take advantage of multiple existing opportunities in portable and semi-portable global power markets. The KH4 can support a variety of applications in Emergency Responder, Telecommunication, RV and Camping, Construction, Battery charging, Computer backup and other market applications. From fridges to phones, tools to towers, the small KH4 power system delivers.

Trulite has formed and continues to form significant industry relationships providing an ability to drive market commercialization through joint distribution, development and manufacturing efforts. Trulite has received support from and has entered into a partnership with several entities in the State of South Carolina, including but not limited to the University of South Carolina, the City of Columbia, the SCRA, and Midlands Technical College. Trulite has received a grant whereby to provide KH4 power units and Hydrocell fuel sources for testing in various emergency responder and other applications in South Carolina. Trulite is also working with several Fortune 500 and large privately-held companies to provide product and to develop distribution, development and manufacturing relationships.

Trulite estimates global demand potential for the portable power markets to exceed $17 billion by 2011.

According to Ken Denos, CEO of Equus: "Trulite is an investment opportunity compatible with our twenty-first century trends investment strategy in the renewables space. The strong, seasoned and well-disciplined management team has done an excellent job of posturing Trulite for high growth in global portable power markets."

Also of Equus, Paula Douglass states: "We believe the growth potential for Trulite in a large market sector with needs for clean, reliable power represents a good investment opportunity for Equus shareholders. Alternative energy and renewables continue to be the political and economic sound bytes of our time and represent an exciting global marketplace. We believe Trulite is well-positioned to take advantage of the multiple opportunities within it."

Jon Godshall, CEO of Trulite comments: "We are pleased that a company with the financial and historical reputation and strength of Equus has provided Trulite with a solid and stable resource to meet our current commercialization needs. This bridge financing creates a platform with an ideal partner enabling Trulite to continue to reach performance milestones and to commercialize our products for the existing power market applications."

Additional information may be obtained from the Trulite website at www.trulitetech.com.

Equus Total Return, Inc. is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on Equus Total Return, Inc. may be obtained from the Equus website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.